                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               HABERSHAM BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                  P.O. BOX 1980
                             CORNELIA, GEORGIA 30531
                                 (706) 778-1000

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD SATURDAY, APRIL 21, 2001.

To the Shareholders of Habersham Bancorp:

         The annual meeting of shareholders of Habersham Bancorp (the "Company") will be held on Saturday, April 21, 2001, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, for the following purposes:

         (1)      To elect directors.

         (2) To transact any other business that may properly come before the meeting or any adjournment.

         March 8, 2001 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         Please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

                                       By Order of the Board of Directors,



                                       David D. Stovall
                                       President and Chief Executive Officer

March 23, 2001

                                HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                  P.O. BOX 1980
                             CORNELIA, GEORGIA 30531

                                 PROXY STATEMENT



                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

         The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the annual meeting of shareholders to be held on Saturday, April 21, 2001, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, and at any adjournment of the meeting.

PROCEDURES FOR VOTING BY PROXY

         If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to Edward D. Ariail at the Company's Central Office either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE AND MAILING DATE

         The close of business on March 8, 2001 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 23, 2001.

NUMBER OF SHARES OUTSTANDING

         As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 2,698,743 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

         Only votes actually cast will count in determining whether the shareholders have approved a proposal. Abstentions and broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will not affect the outcome of the election of directors or any other proposals that may be brought before the meeting.

                                   THE COMPANY

         The Company was incorporated in 1984 as a bank holding company under the laws of the State of Georgia. The Company's direct subsidiaries are listed below.

         NAME                                 LOCATION                         PRINCIPAL BUSINESS
         ----                                 --------                         ------------------
         Habersham Bank                       Cornelia, Georgia                General commercial bank

         The Advantage Group, Inc.            Cornelia, Georgia                Advertising and business
                                                                               consultation

         In addition, Habersham Bank has the following divisions and subsidiaries:

         NAME                                 LOCATION                         PRINCIPAL BUSINESS
         ----                                 --------                         ------------------
         Security State Bank                  Canton, Georgia                  General commercial banking
         (a division of Habersham
         Bank)

         BancMortgage Financial               Northern Atlanta,                Full service mortgage
         Corp. (a subsidiary of               Georgia metropolitan             lending and servicing
         Habersham Bank)                      area

         Advantage Insurers, Inc.             Cornelia, Georgia                Property, casualty and life
         (a subsidiary of Habersham                                            insurance agency
         Bank)

         BancMortgage                         Northern Atlanta,                Reinsurance for insurance
         Reinsurance Ltd.                     Georgia Metropolitan             companies offering private
         (a subsidiary of                     area                             mortgage insurance
         BancMortgage
         Financial Corp.)

                               OWNERSHIP OF STOCK

PRINCIPAL SHAREHOLDERS

         On March 8, 2001, the Company had 547 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of the Company's outstanding shares of common stock as of that date. According to rules adopted by the Securities and Exchange Commission, a "beneficial owner" of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual or group includes any shares covered by the option(s) issued to that individual or group.

NAME AND ADDRESS                            AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP               PERCENT OF CLASS
-------------------                         ---------------------               ----------------
John Robert Arrendale                              170,072                            6.30%
200 Hillcrest Heights
Cornelia, Georgia  30531

Thomas A. Arrendale, III                           823,047 (1) (2)                   30.47%
P. O. Box 558
Baldwin, Georgia  30511

Cyndae Arrendale Bussey                            515,776 (1)                       19.11%
P. O. Box 558
Baldwin, Georgia  30511

David D. Stovall                                   173,697 (3)                        6.28%
P. O. Box 1980
Highway 441 North
Cornelia, Georgia  30531

Footnotes

(1) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(2) Includes 2,500 shares subject to options exercisable on or before May 7, 2001.

(3) Includes 97,795 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 66,318 shares subject to options exercisable on or before May 7, 2001. Excludes 8,861 shares (as of the latest available valuation of December 31, 2000) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

STOCK OWNED BY MANAGEMENT

         The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director and director nominee, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 8, 2001. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

                                                           Number of Shares                  Percentage
Name                                                      Beneficially Owned                  of Total
----                                                      ------------------                 ----------
Directors and Director Nominees:

Edward D. Ariail(1)                                             54,692 (2)                       2.01%
Thomas A. Arrendale, Jr.                                         2,500 (3)                        *
Thomas A. Arrendale, III                                       823,047 (3) (4)                  30.47%
Michael C. Martin                                               24,936 (5)                        *
James E. McCollum(1)                                            32,900 (6)                       1.21%
James A. Stapleton, Jr.                                          7,950 (3) (7)                    *
David D. Stovall(1)                                            173,697 (8)                       6.28%
Calvin R. Wilbanks                                              16,325 (3)                        *

Named Executive Officers who are not Directors:

Robert S. Cannon                                               53,200 (9)                        1.94%
Anthony L. Watts                                               45,500 (9)                        1.66%

All Directors, Director Nominees and
Executive Officers as a Group (12 persons)                  1,252,351 (10)                      42.68%

Footnotes

(*)      Indicates less than 1%.

(1) Messrs. Ariail, McCollum and Stovall are also executive officers of the Company.

(2) Includes 15,815 shares owned of record by Mr. Ariail jointly with his wife, 350 shares owned of record by Mr. Ariail jointly with his wife and daughters and 27,500 shares subject to options exercisable on or before May 7, 2001. Excludes 5,945 shares (as of the latest available valuation of December 31, 2000) held in Mr. Ariail's account in the Savings Plan, as to which Mr. Ariail has no voting or investment power.

(3) Includes 2,500 shares subject to options exercisable on or before May 7, 2001.

(4) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(5) Includes 591 shares owned of record by Mr. Martin jointly with his children and 8,818 shares subject to options exercisable on or before May 7, 2001.

(6) Includes 28,000 shares subject to options exercisable on or before May 7, 2001.

(7) Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(8) Includes 97,795 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 66,318 shares subject to options exercisable on or before May 7, 2001. Excludes 8,861 shares (as of the latest available valuation of December 31, 2000) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

(9) Includes 42,000 shares subject to options exercisable on or before May 7, 2001.

(10) Of the indicated shares, 235,636 shares are subject to options exercisable on or before May 7, 2001. Excludes 17,155 shares (as of the latest available valuation of December 31, 2000) held in accounts for the benefit of the Company's executive officers under the Savings Plan, as to which participants have no voting or investment power.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

         We propose that the nominees listed below be elected as directors of the Company. Each director will serve until the 2002 annual meeting of shareholders or until his successor is duly elected and qualified. If any nominee becomes unavailable to serve as a director, which we do not now anticipate, then the persons named as proxies will have complete discretion to vote for another duly nominated candidate.

         The following table shows, for each director, his name and age at December 31, 2000, the year he was first elected as a director, his position with the Company other than as a director and his principal occupation and other business experience for the past five years. Thomas A. Arrendale, Jr. and Thomas A. Arrendale, III are father and son.

                                              YEAR FIRST                   POSITION WITH COMPANY;
NAME                             AGE           ELECTED                       BUSINESS EXPERIENCE
----                             ---          ----------                   ----------------------
Edward D. Ariail                  42             2000             Vice President and Corporate Secretary of the
                                                                  Company; President of Habersham Bank since
                                                                  April 1996; prior thereto, Executive Vice President
                                                                  of Habersham Bank; and member of the Boards of
                                                                  Directors of BancMortgage Financial Corp. and The
                                                                  Advantage Group, Inc.

Thomas A. Arrendale, Jr.          80             1984             Chairman of the Board of the Company and
                                                                  Habersham Bank; Director and President, Fieldale
                                                                  Farms, Inc. (poultry processing and distribution)

Thomas A. Arrendale, III          43             1990             Vice Chairman of the Board of the Company;
                                                                  Director of Marketing, Fieldale Farms, Inc. (poultry
                                                                  processing and distribution)

Michael C. Martin                 47             2000             President of Martin and Norton, Inc. (land
                                                                  surveyors)

James E. McCollum                 50             2000             Executive Vice President of the Company since
                                                                  August 1998; Chief Operating Officer of
                                                                  Habersham Bank and Vice Chairman of The
                                                                  Advantage Group, Inc. since October 1999;
                                                                  Director of Habersham Bank and Advantage
                                                                  Insurers, Inc. since August 1998; prior thereto,
                                                                  President, First Data Retail Services, Omaha,
                                                                  Nebraska from 1996 through 1997; Manager of
                                                                  Credit Development, J.C. Penney, Dallas, Texas
                                                                  from 1980 to 1996.

James A. Stapleton, Jr.           52             1990             President and General Manager, Habersham Metal
                                                                  Products

David D. Stovall                  44             1989             President and Chief Executive Officer of the
                                                                  Company; Vice Chairman and Chief Executive
                                                                  Officer of Habersham Bank; President and
                                                                  Chairman of the Board of The Advantage Group,
                                                                  Inc.; Chairman of the Board of Directors of Security
                                                                  State Bank, BancMortgage Financial Corp., and
                                                                  Advantage Insurers, Inc.

Calvin R. Wilbanks                54             1990             Co-Owner, C.P. Wilbanks Lumber Company

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

         The Company's Board of Directors holds its regular meetings on the third Saturday of the first month of each quarter and otherwise as necessary. Habersham Bank's Board of Directors meets on the third Saturday of each month. During 2000, the Company's Board of Directors met 12 times and Habersham Bank's Board of Directors met 12 times. Each nominated director of the Company attended at least 75% of the meetings of the Company's Board of Directors and of any committees of which he was a member, and each nominated director of Habersham Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member.

         The Company's Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee was composed of Thomas A. Arrendale, Jr. and James J. Holcomb until Mr. Holcomb's death on January 4, 2001, and has thereafter been composed of Mr. Arrendale, Jr. and Calvin R. Wilbanks. The Committee determines the compensation of Company officers and administers the Company's employee stock option plans. The Committee met once in 2000.

         The Audit Committee's functions include (a) providing assistance to the Board of Directors in fulfilling its responsibilities for examinations of the Company by regulatory agencies and independent auditors; (b) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and
(c) serving as an independent party in the review of the Company's financial information prior to its distribution to the Company's shareholders and the public. The current members of the Audit Committee are Michael C. Martin, James
A. Stapleton, Jr. and Calvin R. Wilbanks. James J. Holcomb served on the Audit Committee until his death on January 4, 2001, at which time he was replaced by Mr. Martin. Either the Chairman or the Company's internal auditor may call a meeting of the Audit Committee. The Audit Committee met four times during 2000.

         Neither the Company nor any of its subsidiaries has a standing nominating committee.

COMPENSATION OF DIRECTORS

         The same individuals who served as directors of the Company in 2000 also served as directors of Habersham Bank. They were compensated for their service to the Company and to Habersham Bank at rates of from $500 to $3,750 per Board meeting attended. Directors are not compensated for their service as members of committees. In 2000, Mr. Stovall received a total of $42,250 in director fees and $9,750 in fees for his service as a member of Security State Bank's advisory council; Mr. Ariail received $19,500 in director fees; and Mr. McCollum received $13,000 in director fees and $6,500 in fees for his service as a member of Security State Bank's advisory council.

         Directors of the Company and its bank subsidiaries who are not employees of the Company or any of its subsidiaries are granted options annually under the Habersham Bancorp Outside Directors' Stock Option Plan (the "Directors' Plan"). On December 31 of each year, so long as the Company or the applicable bank subsidiary has a return on beginning assets of at least one percent for the prior 12-month period, each eligible director of the Company receives an option to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant and each director of a bank subsidiary receives an option to purchase 250 shares on the same terms. Options are exercisable in full six months after the date of grant. No directors received options under the Directors' Plan in 2000.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2000, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS

         The Company's executive officers are appointed by and hold office at the discretion of the Board of Directors. The following table lists for each executive officer (a) the person's name, (b) his or her age at December 31, 2000, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

                                              YEAR FIRST                   POSITION WITH COMPANY;
NAME                             AGE           ELECTED                       BUSINESS EXPERIENCE
----                             ---          ----------                   ----------------------
Thomas A. Arrendale, Jr.          80             1984             Chairman of the Board of the Company and
                                                                  Habersham Bank; Director and President, Fieldale
                                                                  Farms, Inc. (poultry processing and distribution)

David D. Stovall                  44             1984             President and Chief Executive Officer of the
                                                                  Company; Vice Chairman and Chief Executive
                                                                  Officer of Habersham Bank; Chairman of the Board
                                                                  of The Advantage Group, Inc.; Chairman of the
                                                                  Board of Directors of BancMortgage Financial
                                                                  Corp. and Advantage Insurers, Inc.

                                              YEAR FIRST                   POSITION WITH COMPANY;
NAME                             AGE           ELECTED                       BUSINESS EXPERIENCE
----                             ---          ----------                   ----------------------
Edward D. Ariail                  42             1990             Vice President and Corporate Secretary of the
                                                                  Company; President of Habersham Bank since
                                                                  April 1996; prior thereto, Executive Vice President
                                                                  of Habersham Bank; Executive Vice President of
                                                                  The Advantage Group, Inc.; and member of the
                                                                  Board of Directors of BancMortgage Financial
                                                                  Corp.

Annette Banks                     54             1997             Vice President and Chief Financial Officer of the
                                                                  Company since April 1997; prior thereto, Chief
                                                                  Financial Officer of the Company and Vice
                                                                  President, Controller of Habersham Bank.

Bonnie Bowling                    42             1997             Vice President, Operations, Audit, Compliance of
                                                                  the Company since April 1997; from December
                                                                  1994 to 1997, Process Owner of Audit/Compliance
                                                                  of the Company; prior thereto, Vice President of
                                                                  CB&T - West Georgia, Carrollton, Georgia

Robert S. Cannon                  49             1997             Vice President, Mortgage Banking of the Company
                                                                  since 1996; Vice Chairman and Co-Chief Executive
                                                                  Officer of BancMortgage Financial Corp. since
                                                                  December 1999 (Principal/Director since 1996);
                                                                  prior thereto, President of HomeBanc Mortgage
                                                                  Corporation, Atlanta, Georgia

Anthony L. Watts                  53             1997             Vice President, Mortgage Banking of the Company
                                                                  since 1996; Vice Chairman and Co-Chief Executive
                                                                  Officer of BancMortgage Financial Corp. since
                                                                  December 1999 (Principal/Director since 1996);
                                                                  prior thereto, President and Chief Executive Officer
                                                                  of Mr. Vernon Federal Savings Bank, Dunwoody,
                                                                  Georgia.

James E. McCollum                 50             1998             Chief Operating Officer of Habersham Bank and
                                                                  Vice Chairman of The Advantage Group, Inc. since
                                                                  October 1999; Executive Vice President of the
                                                                  Company and Director of Habersham Bank and
                                                                  Advantage Insurers, Inc. since August 1998; prior
                                                                  thereto, President, First Data Retail Services,
                                                                  Omaha, Nebraska from 1996 through 1997;
                                                                  Manager of Credit Development, J.C. Penney,
                                                                  Dallas, Texas from 1980 to 1996.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company who earned over $100,000 in salary and bonus during 2000 for the last three fiscal years or for a shorter period if their employment by the Company began within the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                         Annual                     Long-Term
                                                    Compensation(1)              Compensation(2)
                                              ---------------------------      ---------------------
                                                                               Securities Underlying          All Other
Name and Principal Position          Year     Salary ($)         Bonus($)         Options/ SARs (#)      Compensation($) (3)
---------------------------          ----     ----------         --------      ---------------------     -------------------
David D. Stovall                     2000       168,056              0                 13,000                8,233 (4)
President and Chief                  1999       170,924              0                 12,000                6,819 (4)
Executive Officer of the             1998       168,019              0                 12,000                8,278 (4)
Company and Vice
Chairman and Chief
Executive Officer of
Habersham Bank

Edward D. Ariail                     2000       111,823              0                  5,000                4,915 (5)
Vice President and                   1999       105,823              0                  4,500                4,490 (5)
Corporate Secretary of the           1998       108,179              0                  3,000                4,490 (5)
Company and President of
Habersham Bank

Robert S. Cannon                     2000       150,000              0                  8,000              422,285 (6)
Vice President, Mortgage             1999       150,000              0                  8,000              356,656 (6)
Banking of the Company               1998       320,814              0                  9,000              724,767 (6)
and Vice Chairman and Co-
Chief Executive Officer of
BancMortgage Financial
Corp.

James E. McCollum                    2000       144,900              0                 12,000                4,347
Executive Vice President of          1999       147,400              0                 11,000                2,301
the Company and Chief                1998        69,227(7)           0                  5,000                    0
Operating Officer of
Habersham Bank

Anthony L. Watts                     2000       150,000              0                  8,000              422,285 (6)
Vice President, Mortgage             1999       150,000              0                  8,000              356,656 (6)
Banking of the Company               1998       322,043              0                  9,000              724,767 (6)
and Principal/Director and
Chief Executive Officer of
BancMortgage Financial
Corp.

---------------
(1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

(2) The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, we have omitted columns relating to these types of awards. The terms of the 2000 option grants are included in the table captioned "Option Grants in Last Fiscal Year."

(3) Includes the following Company contributions to the indicated person's savings plan account for the year indicated:

                                                2000             1999            1998
                                              -------          -------         -------
                  Mr. Stovall                 $ 4,680          $ 3,266         $ 4,725
                  Mr. Ariail                    3,355            2,930           2,930
                  Mr. Cannon                    5,100            9,750           5,200
                  Mr. McCollum                  4,347            2,301               0
                  Mr. Watts                     5,100            9,750           5,200

(4) Includes $3,553 in premiums paid by the Company under a split dollar life insurance plan for the benefit of Mr. Stovall in each of the years indicated.

(5) Includes $1,560 in premiums paid by the Company under a split dollar life insurance policy for the benefit of Mr. Ariail in each of the years indicated.

(6) For each of the years indicated, the total includes the following amounts earned in the year indicated and paid at the beginning of the following year as a part of a distribution required under an agreement entered into by Habersham Bank with Messrs. Cannon and Watts relating to the establishment of BancMortgage Financial Corp. See "-Employment Agreements."

                         2000            1999               1998
                       --------        --------           --------
                       $417,185        $346,906           $719,567

(7)      Mr. McCollum's employment with the Company began during 1998.

         The following table sets forth information regarding the grant of stock options to the executives named in the Summary Compensation Table during 2000. All options shown are presently exercisable. None of the named executive officers exercised any options during 2000 or held any options on December 31, 2000 with an exercise price that exceeded the fair market value of the common stock on that date.

OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF       PERCENT OF
                             SECURITIES      TOTAL OPTIONS                                   POTENTIAL REALIZABLE VALUE
                             UNDERLYING        GRANTED TO      EXERCISE                        AT ASSUMED ANNUAL RATE
                              OPTIONS         EMPLOYEES IN       PRICE      EXPIRATION       OF STOCK PRICE APPRECIATION
       NAME                   GRANTED         FISCAL YEAR      ($/SHARE)       DATE               FOR OPTION TERM ($)
       ----                  ----------      -------------     ---------    -----------      ----------------------------
                                                                                                5%                  10%
                                                                                             --------            --------
David D. Stovall               13,000            14.86           9.69         12/31/05       $ 34,803            $ 76,906
Edward D. Ariail                5,000             5.71           9.69         12/31/05         13,386              29,579
Robert S. Cannon                8,000             9.14           9.69         12/31/05         21,417              47,327
James E. McCollum              12,000            13.71           9.69         12/31/05         32,126              70,990
Anthony L. Watts                8,000             9.14           9.69         12/31/05         21,417              47,327

EMPLOYMENT AGREEMENTS

         Under an agreement dated as of January 2, 1996 among the Company, Habersham Bank (the "Bank"), BancMortgage Financial Corp. ("BancMortgage"), Robert S. Cannon and Anthony L. Watts, each of Messrs. Cannon and Watts is entitled to an annual base salary of $150,000 (subject to adjustment by the Board of Directors) and a percentage of BancMortgage's annual net income before taxes. See Note (6) to the Summary Compensation Table for the amounts paid under this provision of the agreement. Other elements of compensation include the use of a company car, club memberships, life insurance and such other benefits as are provided under the Bank's employee benefit plans. If the Company or the Bank is acquired or if the Bank receives and wishes to accept a bona fide offer for the acquisition of BancMortgage, Messrs. Cannon and Watts have a right of first refusal to acquire BancMortgage.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for 2000 and specifically reviews the compensation established for our Chief Executive Officer during 2000. The report is signed only by Thomas A. Arrendale, Jr. because the other member who determined compensation for 2000, James J. Holcomb, died prior to delivery of the report. Mr. Holcomb was replaced as a member of the Compensation Committee by Calvin R. Wilbanks, but Mr. Wilbanks did not participate in any of the compensation decisions reflected in the committee's report.

COMPENSATION PHILOSOPHY

         Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary and incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.

         In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company's financial performance for the previous year. We also gauge our success in achieving the compensation program's objectives in the previous year and consider the Company's overall performance objectives. Each element of our executive compensation program is discussed below.

BASE SALARIES

         Base salaries for our executive officers for 2000 are reflected in the Summary Compensation Table. In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

INCENTIVE COMPENSATION

         Our incentive compensation is based upon our Incentive Stock Option Plan. We believe that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company.

BENEFITS

         We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         We based our Chief Executive Officer's 2000 salary and stock options on our review of the compensation packages for chief executive officers of our most direct competitors and on our subjective assessment of his experience, knowledge and abilities. We have and will continue to base salary adjustments, stock option awards or other long-term incentive compensation on the same elements and measures of performance as we review in determining the compensation for our other executive officers. Aside from the incentives inherent in the grant of stock options, we do not directly tie our Chief Executive Officer's compensation to the Company's performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for 2000 is non-deductible. Our Incentive Stock Option Plan limits to $100,000 the aggregate fair market value of the common stock subject to options that first become exercisable during any calendar year for any individual optionee.

         Submitted by:         THE COMPENSATION COMMITTEE


                                   Thomas A. Arrendale, Jr.


                             AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

         The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by applicable Nasdaq standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                       THE AUDIT COMMITTEE

                                       Michael C. Martin
                                       James A. Stapleton, Jr.
                                       Calvin R. Wilbanks

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the year ended December 31, 2000. Representatives of KPMG LLP will be present at the 2001 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

AUDIT FEES

         In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for 2000 were approximately $135,750. This figure is based on an estimate provided by our accountants, KPMG LLP, and includes fees for services that were billed to the Company in 2001 in connection with the 2000 audit.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not retain KPMG LLP to perform financial information systems design or implementation services in 2000.

OTHER FEES

         During 2000, the Company was billed $15,900 by KPMG LLP for tax advice. The Audit Committee has considered the provision of non-audit services by KPMG LLP and has determined that the provision of such services was consistent with maintaining the independence of KPMG LLP.

                                PERFORMANCE GRAPH

         The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from December 31, 1995 through the last trading day of each succeeding fiscal year through December 31, 2000. The Performance Graph assumes reinvestment of dividends, where applicable.

                              [GRAPH APPEARS HERE.]

CRSP Total Returns Index for:             12/1995       12/1996      12/1997     12/1998     12/1999     12/2000
-----------------------------             -------       -------      -------     -------     -------     -------
Habersham Bancorp                          100.0         127.2        148.0       110.6         99.0        77.1

Nasdaq Stock Market                        100.0         123.0        150.7       212.5        394.8       237.4
(U.S. Companies)

Nasdaq Bank Stocks                         100.0         132.0        221.1       219.6        211.1       240.9
SIC 6020-6029, 6710-6719  US
And Foreign

Notes:

A. A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.       D. The index level for all series was set to $100.0 on 12/29/1995.

                              CERTAIN TRANSACTIONS

         Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2000. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2000.

         All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. We expect that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

         We must receive any shareholder proposals submitted for consideration at the next annual meeting of shareholders no later than November 22, 2001 to be included in our 2001 proxy materials. A shareholder must notify the Company before January 31, 2002 of a proposal for the 2002 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before January 31, 2002, proxies solicited by our management will confer discretionary authority upon our management to vote upon any such matter.

OTHER MATTERS

         We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

EXPENSES AND SOLICITATION OF PROXIES

         The Company will pay the expenses of soliciting proxies for the 2001 annual meeting of shareholders. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. They will receive no compensation in addition to their regular salaries for these activities. The Company will direct brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock that these institutions hold of record, and, upon request, will reimburse them for their reasonable out-of-pocket expenses.

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. Its responsibilities include understanding and reviewing financial information, internal controls for accounting, and the bank's auditing and accounting programs and policies. In addition, the Audit Committee members encourage improvement and adherence to the bank's auditing and accounting politics, procedures and practices by all employees and in all situations.

COMPOSITION

         The Audit Committee includes at least three members of the Board of Directors. The Board of Directors elects the committee members and these members elect a chairperson. These committee members must maintain independence from any relationship that would interfere with their judgment as a member of this committee.

MEETINGS

         The Audit Committee meets quarterly, but may meet more frequently as determined necessary by the committee, management, or the internal audit staff. Management and the internal audit staff attend these meetings. The Audit Committee also meets at least annually with the outside auditors to review their report.

RESPONSIBILITIES

         - The Audit Committee serves as an independent party to monitor the Bank's financial reporting process and internal control system. To fulfill this responsibility, the members of the committee review the annual financial statements and other financial information submitted to any governmental body or to the public. The members also review the financial reporting processes to ensure the integrity of the information reported. In order to ensure that the members of the Audit Committee fully understand the financial data under review, management notifies the members of any major changes to the auditing and accounting principles that the bank implements and schedules a meeting for discussion between the members, management, and internal audit. Outside auditors may also attend the meeting at the committee's request.

         - The Audit Committee reviews and evaluates the audit efforts of the bank's outside auditors and internal audit staff. The members of the committee review the report prepared by internal audit, which includes findings reported to management and management's responses. The members also review the external auditor's reports.

                  Based on the work reviewed, the members may suggest changes to the external auditors or internal audit department.

         - The Audit Committee provides open communication between the external auditors, the internal audit staff, management and the Board of Directors. The members of the Audit Committee ensure that they receive reports that provide valuable and timely information from the internal auditors, external auditors and management. To clarify any information, the members may meet with the external auditors, the internal audit department, or management as a group or individually.

                                HABERSHAM BANCORP
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2001

         The undersigned shareholder of Habersham Bancorp (the "Company") hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Central Office of the Company, 282 Historic Highway 441 North, Cornelia, Georgia on Saturday, April 21, 2001 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:  To elect the nominees listed below to serve as directors of the
             Company for the ensuing year.

             Edward D. Ariail, Thomas A. Arrendale, Jr., Thomas A. Arrendale III, Michael C. Martin, James E. McCollum, James A. Stapleton, Jr., David D. Stovall and
             Calvin R. Wilbanks.

             [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY
                 listed above (except as          to vote for all nominees
                 indicated to the contrary        listed above.
                 below).

INSTRUCTION: To withhold authority for any individual nominee(s), mark "FOR"
             above, and write the name of the nominee(s) for whom you wish to withhold authority in the space below:

             -------------------------------------------------------------------

         This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3. Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                                       Dated:                             , 2001
                                             -----------------------------
                                              (Be sure to date your Proxy)



                                       -----------------------------------------
                                               Name(s) of Shareholder(s)



                                       -----------------------------------------
                                             Signature(s) of Shareholder(s)

         If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

         Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE